Exhibit 10.3

EXECUTIVE SUCCESSION AND ADVISORY SERVICES AGREEMENT

This Executive Succession and Advisory Services Agreement (“Agreement”) is made by and between Patrick C.S. Lo (“Executive”) and NETGEAR, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

Whereas, Executive currently serves as President and Chief Executive Officer (“CEO”) and as Chairman of the Board of Directors (the “Board”) of the Company;

Whereas, Executive has notified the Board of his decision to retire as the CEO of the Company and from the Board on the first day of employment of the next CEO of the Company; and

Whereas, the Company and Executive mutually agree that it is in the best interests of the Company, to ensure a seamless transition of responsibilities to the Company’s next CEO, for the Company to retain the Executive’s assistance in commercial efforts that may assist management and the Board in the successful transition of responsibilities to the Company’s next CEO; and

Whereas, the Company desires to retain Executive’s services in a capacity and on the terms set forth in this Agreement; and

Whereas, the Company and Executive desire to enter into this Agreement that contemplates Executive’s succession and the transition to the next CEO of the Company and the retention of Executive in an advisory role thereafter.

Now, Therefore, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1.
Transition.

a.
Current Assignment. The Company currently employs Executive as its President and CEO reporting to the Board under the terms of an offer letter dated December 3, 1999, as amended thereafter on December 23, 2008 and on May 5, 2023 by the Company and Executive, a Change in Control and Severance Agreement dated as of August 18, 2018, an At-Will Employment, Confidential Information, Invention Assignment Agreement dated on or about December 3, 1999 and a further such agreement dated November 16, 2009 (collectively, the “CIIAA”), and an Indemnification Agreement dated June 27, 2003 (collectively, such offer letter, amendment thereto and referenced agreements are referred to herein as the “Employment Arrangements”) and will continue to employ Executive in that capacity until the “Initial Transition Date”, which shall be the first day of employment of the next CEO of the Company. Until the Initial Transition Date, Executive shall continue to serve in an executive capacity and shall perform such duties as are customarily associated with Executive’s title, consistent with the bylaws of the Company and as required by the Board. Upon the Initial Transition Date, except as otherwise specifically provided in this Agreement, the Employment Arrangements are agreed to be expired, terminated, void, and of no further force or effect, and this Agreement shall represent the entire agreement between the Company and Executive with respect to Executive’s services to the Company, Executive’s benefits from and compensatory arrangements with the Company, and Executive’s and the Company’s other continuing obligations to each other; provided that all indemnification and related expense reimbursement provisions shall survive with respect to actions and inactions occurring prior to the Effective Date. Additionally, upon Executive’s execution and delivery of this Agreement and regardless of whether the Agreement takes effect in accordance with its terms, Executive hereby retires from the Board, effective as of the Initial Transition Date.

b.
Transition Period. During the period of time following the Initial Transition Date and ending on July 31, 2024 (the “Final Transition Date”; and such period of time being the “Transition Period”), Executive shall cooperate fully with the Company to achieve a smooth transition.

c.
Transition Duties. Effective as of the Initial Transition Date, Executive relinquishes the office and titles of President and Chief Executive Officer of the Company and any officer and director positions he then holds with the Company’s subsidiaries. Following the Initial Transition Date and until the Final Transition Date, Executive’s duties shall be limited to advisory services to the Company as requested by the Board’s Lead Independent Director or the Board’s non-executive Chairman, which may be provided remotely. During the Transition Period, Executive will have no responsibilities or authority as an employee of the Company other than (i) as provided in this Agreement and (ii) as otherwise agreed in writing between the Company and the Executive.

2.
Consideration.

a.
Transition Period Consulting Fees; Transition Completion Bonus. During the Transition Period, Executive shall be paid at the rate of $102,916.67 per month. Subject to you not resigning as advisor during the Transition Period and your material compliance with the Parties’ agreement with respect to the transition duties, no later than the first payroll date following the Final Transition Date, Executive shall be paid a cash bonus of $800,000.00.

b.
Equity Compensation. All unvested time-based RSUs granted to Executive by the Company (for clarity, a total of 65,625 RSUs pursuant to grants on April 17, 2020 (6,562 shares unvested as of January 31, 2024), July 16, 2021 (13,125 shares unvested as of January 31, 2024), April 19, 2022 (19,688 shares unvested as of January 31, 2024), and April 18, 2023 (26,250 shares unvested as of January 31, 2024)) shall accelerate and be fully vested as of the Initial Transition Date. These equity awards will otherwise continue to be governed by the terms and conditions of the Company’s equity incentive plan under which they were granted, and the applicable equity award agreement for each. All unvested performance-based RSUs granted to Executive by the Company shall not vest and shall terminate as of the Initial Transition Date.

c.
COBRA Reimbursement. Following the Initial Transition Date, Executive shall have the option to continue medical, dental and/or vision insurance coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Igoe Administrative Services, the Company’s COBRA plan administrator, will send Executive a separate notice describing rights and obligations under COBRA, including an enrollment form. Executive will remit COBRA enrollment form and premiums directly to Igoe Administrative Services. If Executive properly and timely elects continuation of benefits and submits evidence of payment to the Company, the Company agrees to reimburse Executive for up to twelve (12) months of COBRA premiums. Thereafter, Executive shall be entitled to elect to continue COBRA coverage for the remainder of the COBRA period, at Executive’s own expense. If Executive ceases to be eligible for COBRA during the period provided in this Section, Executive shall immediately notify the Company of such event and the Company’s reimbursement obligations hereunder shall cease as of the date Executive ceases to be eligible for COBRA.

3.
Benefits.

a.
Executive’s health insurance benefits shall cease on the Initial Transition Date, subject to Executive’s right to continue health insurance coverage under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in equity awards, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Initial Transition Date. Executive shall continue to be covered by the Company’s directors and officers liability insurance policies as an insured person under such policies and any indemnification agreement between the Company and Executive shall remain in full force and effect.

b.
Executive’s deferred compensation plan balance ($5,745,175.60 as of December 31, 2023) shall be paid out in accordance with the terms of the Company’s Deferred Compensation Plan dated May 1, 2013 and Executive’s prior election, if any, with respect thereto.

c.
Executive’s base salary shall be paid out for the period January 1, 2024 through the Initial Transition Date, at the rate of $950,000 per annum.

4.
Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than (i) the consideration set forth in this Agreement, (ii) the deferred compensation contemplated in Section 3(b) above, and (iii) the base salary contemplated in Section 3(c) above, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, equity compensation awards, vesting, and any and all other benefits and compensation due to Executive. Executive further acknowledges and represents that Executive has received any leave to which Executive was entitled or which Executive requested, if any, and that Executive did not sustain any workplace injury, during Executive’s employment with the Company.

5.
Release of Claims. Executive agrees that this shall be deemed a negotiated agreement and that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, Executives, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act;

e. any and all claims for violation of any state or municipal law or statute (in each case, to the extent applicable), including, but not limited to:

i.
the California Family Rights Act, California Fair Employment and Housing Act, California Civil Code, California Labor Code (except as prohibited by law), Unruh Civil Rights Act, California Fair Pay Act, California Pregnancy Disability Leave Law, California WARN Act;

ii.
Delaware Discrimination in Employment Act, Delaware Persons with Disabilities Employment Protections Act, Delaware Whistleblower’s Protection Act, Delaware Wage Payment and Collection Act, Delaware Fair Employment Practices Act, provided, however, that nothing in this agreement shall be construed as a requirement for or condition to any payment due under the Wage Payment and Collection Act, Delaware Social Media Law, Delaware Minimum Wage Act;

iii.
Florida Civil Rights Act, Florida Omnibus AIDS Act, Florida Wage Discrimination Law, Florida Educational Equity Act, Florida Discrimination Against Military Personnel Law, Florida Workers Compensation Act Retaliation Provision, Florida Fair Housing Act, Florida False Claims Act Retaliation Provision, Florida Whistleblower Protection Act, Florida Minimum Wage Act, Fla. Const. art. X, § 24;
iv.
Georgia Fair Employment Practices Act, Georgia Equal Pay Act, Georgia Prohibition of Age Discrimination in Employment Law, Georgia Equal Employment for Persons with Disabilities Code, Georgia Right to Arbitration for Sex Discrimination Claims, Georgia Constitution;

v.
Nevada Fair Employment Practices Act (including age and sexual harassment claims, claims related to false pretenses, blacklisting, grafting, kickbacks, or lie detectors), Nevada Paid Leave Law, Waivable claims under Nev. Rev. Stat. Ann. § 608.250, Nev. Rev. Stat. Ann. § 613.010, Nev. Rev. Stat. Ann. § 613.210, Nev. Rev. Stat. Ann. § 613.110, Nev. Rev. Stat. Ann. § 613.120, Nev. Rev. Stat. §§ 613.440 – 613.510;

vi.
New Jersey Law Against Discrimination, New Jersey Equal Pay Act, New Jersey Civil Rights Law, New Jersey Security and Financial Empowerment Act, New Jersey Conscientious Executive Protection Act, New Jersey Family Leave Act, New Jersey Earned Sick Leave, New Jersey Wage and Hour Law, New Jersey Wage Payment Law, New Jersey WARN Laws, New Jersey Workers’ Compensation Law Retaliation Provisions, New Jersey Family Leave Insurance Provisions of the New Jersey Temporary Disability Benefits Law;

vii.
Virginians with Disabilities Act, Virginia Human Rights Act, Virginia Equal Pay Act, Virginia Genetic Testing Law, Virginia Right-to-Work Law, Virginia Occupational Safety and Health Act, Virginia Fraud Against Taxpayers Act, Virginia Minimum Wage Act (to the extent permissible), Virginia Payment of Wage Law (to the extent permissible); and

viii.
Washington Law Against Discrimination, Washington Age Discrimination Law, Washington Equal Pay Law, Washington Sex Discrimination Law, Washington Family Leave Act (to the extent permissible), Washington Family Care Act, Washington Genetic Testing Protection Law, Washington Whistleblower Protection Law, Washington Wage, Hour, and Working Conditions Law, Washington Wage Payment Law, Washington Minimum Wage Act, Washington Industrial Welfare Act, Washington Social Media

Privacy Law, Washington Domestic Violence Leave Act, Washington Military Family Leave Act, Washington Paid Sick Leave Act, Wash. Rev. Code Ann. §§ 49.12.460 (leave for certain emergency services personnel);

f. any and all claims for violation of any law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic, each to the maximum extent permitted by law, and each as amended from time to time;

g. any and all claims for violation of the federal or any state constitution;

h. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

i. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

j. any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing general releases, Executive acknowledges that Executive has not made any claims or allegations related to sexual harassment or sexual abuse, and none of the payments set forth as consideration in this Agreement are related to sexual harassment or sexual abuse.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Although this is a general release, it does not apply to: (i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA (and any state law counterpart), if applicable; (iv) any benefit entitlements vested as of Executive’s last day of employment, including under the Company’s expense reimbursement policies and practices, pursuant to written terms of any applicable Executive benefit plan sponsored by the Company; (v) any claims that cannot be waived as a matter of law; (vi) claims that arise after Executive signs this Agreement; (vii) any claims that the Executive may have for indemnification and related advancement of expenses, (viii) claims for coverage and indemnification under directors and officers insurance policies related to the Company; and (ix) any rights with respect to equity vested as of the date of the Release. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section. For the avoidance of doubt, notwithstanding the terms of this Agreement, the Company shall reimburse Executive for all expenses that are otherwise reimbursable to Executive under the Company’s expense reimbursement policies and practices.

6.
Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
7.
Unknown Claims. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder (if applicable), as well as under any other statute or common law principles of similar effect.

8.
No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Notwithstanding, nothing herein prevents any actions or disclosures expressly allowed by the Permitted Disclosures and Actions provision set forth below.

9.
No Right to Employment/Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

10.
Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the CIIAA, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

11.
DTSA Notice. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) Where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1)). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights.

12.
Permitted Disclosures and Actions. This Agreement does not prohibit or restrict Executive, the Company, or the other Releasees from: (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, including, but not limited to, harassment, retaliation, discrimination, or factual information related to any claims for sexual assault or under applicable law; (ii) initiating communications directly with, filing any charge or complaint with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the SEC, or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law; or (B) the Equal Employment Opportunity Commission (“EEOC”), Department of Labor (“DOL”), National Labor Relations Board (“NLRB”), or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.

13.
No Cooperation. Except as expressly allowed by the Permitted Disclosures and Actions provision set forth above, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees to the extent legally permissible both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

14.
Defamation. Except to the extent allowed under the Permitted Disclosures and Actions provision, Executive agrees to refrain from any defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of the Releasees, and to refrain from making any reckless or maliciously false statements to any person or entity concerning the Company’s products, services or programs; or its business affairs, operation, management and financial condition; or the circumstances surrounding Executive’s employment and/or separation from employment from the Company. Nothing in this Defamation provision, or this Agreement generally, (a) restricts Executive from making statements to co-workers, former co-workers, or any third party to the extent protected by the National Labor Relations Act (“NLRA”); (b) denies Executive the right to disclose information about unlawful acts in the workplace, including, but not limited to, sexual harassment, sexual assault, discrimination, or any other conduct that Executive has reason to believe is unlawful; or (c) waives Executive’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or sexual harassment, sexual assault, discrimination, or any other conduct that Executive has reason to believe is unlawful when Executive has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or as otherwise allowed by the Permitted Disclosures and Actions provision. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Executive’s last position and dates of employment. Except to the extent allowed under the Permitted Disclosures and Actions provision (mutatis mutandis), the Company agrees that it will not make, and will use reasonable efforts to cause senior executives of the Company and members of the Company’s board of directors to refrain from any defamation, libel, or slander of any of the Executive, and to refrain from making any reckless or maliciously false statements to any person or entity concerning the Executive, its business affairs or the circumstances surrounding Executive’s employment and/or separation from employment from the Company.

15.
Breach. Executive acknowledges and agrees that any material breach of this Agreement, or of any provision of the CIIAA shall entitle the Company immediately to cease providing the consideration provided to Executive under this Agreement, Executive shall also be responsible to the Company for all costs and attorneys’ fees to the extent provided under Section 24, and any and all damages incurred by the Company in (a) enforcing Executive’s obligations under this Agreement or the CIIAA, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Executive in violation of the terms of this Agreement.

16.
No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
17.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement; provided that, notwithstanding the foregoing, the Company will reimburse the Executive the amount of $25,000 for Executive’s attorney’s fees incurred in connection with the negotiation of this Agreement.
18.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. Notwithstanding the foregoing, nothing in this arbitration provision shall be construed to limit the Permitted Disclosures and Actions provision, or otherwise prohibit any current or former Executive from filing any charge or complaint or participating in any investigation or proceeding conducted by an administrative agency, including but not limited to the EEOC, DOL, or NLRB.

19.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or the Company’s failure to withhold, or Executive’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

20.
Section 409A. The payments and benefits set forth in this Agreement are intended to comply with the “short-term deferral” exception to the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”). If it is determined that Section 409A applies to any payment or benefit under this Agreement, such payment or benefit shall be administered in accordance with Section 409A. In no event may Executive, directly or indirectly, designate the calendar year of a payment and if a payment that is subject to execution of this Agreement could be made in more than one taxable year, and such payment is subject to Section 409A, payment will be made in the later taxable year. Executive will be solely responsible for any tax imposed under Section 409A and in no event will the Company have any liability with respect to any tax, interest or other penalty imposed under Section 409A.

21.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.
No Representations. Executive represents that Executive has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the CIIAA.

26.
No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

27.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Except with respect to the arbitration provision set forth herein, Executive consents to personal and exclusive jurisdiction and venue in such state.

28.
Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within the twenty-one (21) day period set forth under paragraph 6 above. Executive has seven (7) days after that the Executive signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Executive before that date (the “Effective Date”).

29.
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[Remainder of Page Intentionally Left Blank]

30.
Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

() Executive has read this Agreement;

() Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

() Executive understands the terms and consequences of this Agreement and of the releases it contains; and

() Executive is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:	1/30/2024	/s/ Patrick C.S. Lo
Patrick C.S. Lo, an individual

NETGEAR, Inc
Dated:	1/30/2024	BY:/s/ Andrew Kim
Andrew Kim, Chief Legal Officer